UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Adoption of Fiscal 2006 Bonus Criteria under Cash Bonus Plan
     On April 27, 2006, the Human Resources and Compensation Committee of the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) adopted the criteria set forth below for the award of bonuses to the Company’s named executive officers for fiscal 2006 under the Company’s Cash Bonus Plan. Goals for net income must be achieved in order for any bonus to be payable; if goals for net income are achieved, varying percentages of the “target” bonuses will be payable based on the criteria listed below.

Named Executive Officer	Fiscal 2006 Bonus Criteria
Tim Grumbacher, Executive Chairman of the Board	Net income and sales

Byron L. Bergren, President and Chief Executive Officer	Net income and sales

James H. Baireuther, Vice Chairman and Chief Administrative Officer	Net income and sales

David B. Zant, Vice Chairman and Chief Merchandising Officer	Net income, sales, and gross margin return on investment

James M. Zamberlan, Executive Vice President — Stores	Net income and sales

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: May 3, 2006